As filed with the Securities and Exchange Commission on January 28, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933

QUALTRICS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	47-1754215
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
333 West River Park Drive
Provo, Utah 84604
385-203-4999
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
2021 Qualtrics International Inc. Employee Omnibus Equity Plan
2021 Qualtrics International Inc. Employee Stock Purchase Plan
(Full titles of the plans)

Zig Serafin
Chief Executive Officer
Qualtrics International Inc.
333 West River Park Drive
Provo, Utah 84604
385-203-4999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Daniel Mitz Lona Nallengara Richard Alsop Kristina Trauger Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 212-848-4000	Blake Tierney General Counsel Qualtrics International Inc. 333 West River Park Drive Provo, Utah 84604 385-203-4999

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share, each to be issued under the 2021 Qualtrics International Inc. Employee Omnibus Equity Plan	89,829,390 (2)(3)	$30.00 (6)	$2,694,881,700	$294,012
Class A Common Stock, par value $0.0001 per share, each to be issued under the 2021 Qualtrics International Inc. Employee Stock Purchase Plan	12,000,000 (4)(5)	$25.50 (7)	$306,000,000	$33,385
Total	101,829,390			$327,397
(1)Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of Qualtrics International Inc. (the “Registrant”) Class A Common Stock that become issuable under the Registrant’s 2021 Employee Omnibus Equity Plan (the “Plan”) or 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction that results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)Represents 89,829,390 shares of Class A Common Stock reserved for future issuance under the Plan.
(3)The number of shares reserved for issuance under the Plan shall be cumulatively increased starting on January 1, 2022 and each January 1 thereafter, through (and including) January 1, 2031, by a number of Class A Common Stock of up to 5% of the number of shares of Class A Common Stock and Class B common stock of the Registrant (“Class B Common Stock”) issued and outstanding on the immediately preceding December 31, as approved by the full board of directors of the Registrant (the “Board”). This explanation is provided for information purposes only. The issuance of such shares is not being registered on this Registration Statement.
(4)Represents 12,000,000 shares of Class A Common Stock reserved for future issuance under the ESPP.
(5)The number of shares reserved for issuance under the ESPP shall be cumulatively increased on the first day of each fiscal year, starting on January 1, 2022 and continuing through (and including) January 1, 2031, by the lesser of: (i) 2% of the number of shares reserved for issuance by the Registrant under the ESPP, (ii) 1% of the number of shares of Class A Common Stock and Class B Common Stock issued and outstanding on the immediately preceding December 31, and (iii) such lesser number of shares of Common Stock as determined by the person(s) appointed by the Registrant’s Board to administer the ESPP. This explanation is provided for information purposes only. The issuance of such shares is not being registered on this Registration Statement.
(6)Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $30.00 per share of Class A Common Stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-251767) declared effective on January 28, 2021.
(7)Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $30.00 per share of Class A Common Stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-251767) declared effective on January 28, 2021, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference to this Registration Statement:
(a)Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 filed on January 28, 2021 (File No. 333-251767), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
(b)The Registrant’s prospectus to be filed by February 1, 2021, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-251767).
(c)The description of the Registrant’s Class A Common Stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed on January 27, 2021 (File No. 001-39952) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that information deemed to have been furnished and not filed shall not be deemed to be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
See the description of the Registrant’s Class A Common Stock contained in the Registration Statement on Form 8-A filed on January 27, 2021 (File No. 001-39952).
Item 5.    Interests of Named Experts and Counsel.
Not applicable.

Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated bylaws that will be in effect immediately prior to the completion of the initial public offering provide that the Registrant will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
The Registrant will enter into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the Registrant’s directors, officers, employees or other agents or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.
The Registrant maintains insurance policies that indemnify its directors and executive officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.
Item 7.    Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (1)
4.2	Amended and Restated Bylaws of the Registrant (1)
5.1*	Opinion of Shearman & Sterling LLP
23.1*	Consent of Shearman & Sterling LLP (contained in the Opinion filed as Exhibit 5.1)
23.2*	Consent of KPMG LLP
24.1*	Power of Attorney (contained on the signature page hereto)
99.1	2021 Qualtrics International Inc. Employee Stock Purchase Plan (1)
99.2	2021 Qualtrics International Inc. Employee Omnibus Equity Plan and forms of award agreement thereunder (2)
* Filed herewith.
(1) Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration Statement No. 333-251767) filed with the Commission on December 28, 2020.
(2) Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration Statement No. 333-251767) filed with the Commission on January 12, 2021.
Item 9.    Undertakings.
(1) The undersigned Registrant hereby undertakes
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.”
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) The undersigned Registrant further undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Provo, Utah, on this 28th day of January, 2021.

QUALTRICS INTERNATIONAL INC.
By:	/s/ Blake Tierney
Name: Blake Tierney
Title: General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zig Serafin and Chris Beckstead, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zig Serafin	Chief Executive Officer (Principal Executive Officer) and Director	January 28, 2021
Zig Serafin

/s/ Rob Bachman	Chief Financial Officer (Principal Financial and Accounting Officer)	January 28, 2021
Rob Bachman

/s/ Ryan Smith	Founder, Executive Chair and Director	January 28, 2021
Ryan Smith

/s/ Christian Klein	Director	January 28, 2021
Christian Klein

/s/ Luka Mucic	Director	January 28, 2021
Luka Mucic

/s/ Donald J. Paoni	Director	January 28, 2021
Donald J. Paoni

/s/ Sindhu Gangadharan	Director	January 28, 2021
Sindhu Gangadharan

/s/ Paula Hansen	Director	January 28, 2021
Paula Hansen